Exhibit 99.1

May 2, 2025

Fellow Shareholders:

Our first quarter 2025 performance built on our achievements in 2024 demonstrates the company’s resilience and focus amid market turbulence.

Fubo ended the first quarter with North America subscribers of 1.47 million and revenue of $407.9 million, exceeding and meeting our applicable guidance range, respectively. Furthermore, we delivered year-over-year improvements in Net income (loss) of $245 million, Adjusted EBITDA of $37 million, Net cash provided by operating activities of $228 million, and Free Cash Flow of $9 million.1 Once again, we improved each of these global profitability metrics by more than $100 million on a trailing twelve-month basis.

We continued to invest in infrastructure, technology, and product, with the goal of providing customers with a high-quality, seamless and differentiated experience. When consumers are looking for a service that includes sports, news, and entertainment, they are choosing among traditional Pay TV (cable and satellite), virtual MVPDs (including Fubo), or even aggregating a set of DTC streaming services. We believe that our content aggregation, innovative user experience, and rich sports-specific features provide an appealing solution, particularly for the ardent sports fan.

Additionally, as a demonstration of our continued commitment to serving our customers with compelling content at attractive price points, in the first quarter we decreased the price of our Latino product and introduced new baseball-specific bundles. Fubo aims to provide adaptable packages and programming choices at suitable prices for each customer.

In summary, we are pleased with our performance in the first quarter and remain focused on our goal of achieving profitability in 2025 for our global streaming business. We also remain excited about our agreement with The Walt Disney Company to combine Fubo with Hulu + Live TV, and its potential to increase competition in the Pay TV space. We continue to work through the regulatory process, and look forward to sharing more information when we are able.

1 Net income and Net cash provided by operating activities were positively impacted by $220 million associated with the gain on settlement of litigation, net.

Note: Except as otherwise indicated, financial information presented and discussed in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below for further detail.

Summary Financials ($ in millions) Global	1Q24	2Q24	3Q24	4Q24	1Q25
Revenue	$402.3	$391.0	$386.2	$443.3	$416.3
Year-over-Year %	+24.0%	+25.0%	+20.3%	+8.1%	+3.5%
Total Operating Expenses	$465.7	$426.6	$444.8	$481.7	$441.7
Year-over-Year %	+14.7%	+16.8%	+10.0%	-0.1%	-5.1%
Net income (loss)	-$56.3	-$25.8	-$54.7	-$40.9	$188.5
Year-over-Year (Abs.)	+$27.0	+$28.4	+$29.8	+$30.1	+$244.8
Adjusted EBITDA	-$38.8	-$11.0	-$27.6	-$8.7	-$1.4
Year-over-Year (Abs.)	+$20.1	+$19.6	+$33.8	+$41.4	+$37.4
Free Cash Flow	-$71.3	-$35.3	-$1.1	$16.3	-$62.0
Year-over-Year (Abs.)	+$9.7	+$40.5	+$31.3	+$22.1	+$9.3

North America (NA)	1Q24	2Q24	3Q24	4Q24	1Q25
Subscribers (thousands)	1,511	1,450	1,613	1,676	1,470
Year-over-Year %	+17.6%	+24.2%	+9.2%	+3.6%	-2.7%
Revenue ($ in millions)	$394.0	$382.7	$377.3	$433.8	$407.9
Year-over-Year %	+24.5%	+25.6%	+20.7%	+8.0%	+3.5%
ARPU	$84.54	$85.69	$85.64	$87.90	$85.37

Rest of World (ROW)	1Q24	2Q24	3Q24	4Q24	1Q25
Subscribers (thousands)	397	399	378	362	354
Year-over-Year %	+4.9%	+1.3%	-8.1%	-10.9%	-10.9%
Revenue ($ in millions)	$8.4	$8.3	$8.9	$9.4	$8.4
Year-over-Year %	+7.2%	+1.8%	+6.0%	+12.1%	-0.4%
ARPU	$7.00	$7.02	$7.50	$8.50	$7.76

2Q25 Guidance

Guidance (NA)	2Q25
Subscribers (thousands)	1,225-1,255
Revenue ($ in millions)	$340-$350

Guidance (ROW)	2Q25
Subscribers (thousands)	325-335
Revenue ($ in millions)	$6.5-$7.5

1Q25 Financial Results

Net income from continuing operations in 1Q25 was $188.5 million, leading to an earnings per share (EPS) of $0.55. This compares favorably to a Net loss from continuing operations of $56.3 million, or an EPS loss of $0.19, in 1Q24. Note that 1Q25 Net income and EPS were positively impacted by $220 million associated with the gain on settlement of litigation, net. Adjusted EPS loss in 1Q25 was $0.02, compared to an Adjusted EPS loss of $0.14 in 1Q24. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles, gain on extinguishment of debt, amortization of debt premium, net, certain litigation and transaction expenses, and gain on settlement of litigation, net.

In 1Q25 Adjusted EBITDA was -$1.4 million, a $37.4 million improvement when compared to 1Q24, reflecting our continued focus on efficient growth, cost control, and our profitability objectives.

Cash Flow and Capital Structure

Net cash provided by operating activities in 1Q25 was $161.4 million, a $228.4 million increase compared to 1Q24, and Free Cash Flow in 1Q25 was -$62 million, an improvement of $9.3 million compared to 1Q24. The improvements in Adjusted EBITDA and Free Cash Flow were the result of operating leverage and various efficiencies throughout the business.

We ended the quarter with 341,539,797 shares of common stock issued and outstanding.

North America Advertising

Fubo delivered North America ad revenue of $22.5 million for 1Q25, representing a 17.3% decline year-over-year. Note that this decline was primarily due to the drop of certain ad-insertable content. Excluding this impact, our underlying performance improved year-over-year.

North America Content

Underscoring our Super Aggregation strategy, we advanced on our goal to provide consumers with skinny bundles of sports programming. These include new content packaging options such as our Latino + Beisbol plan, which combines our popular Spanish-language plan with a local regional sports network (RSN) for baseball coverage. Fubo also provides customers across multiple markets the flexibility to subscribe to their RSN on a standalone basis, reflecting our commitment to providing consumers with choice and flexibility as part of our content strategy.

More recently, we renewed our exclusive multi-year rights agreement with the English Premier League, one of the world’s most popular sports leagues, in Canada. Fubo, Canada’s premier soccer streaming platform, has been the market’s exclusive distributor of EPL since the 2022/2023 season.

Product and Technology

Personalized game alerts and live game scores are the latest features in Fubo’s roadmap as we further optimize the sports streaming experience.

Fubo is the only vMVPD delivering personalized game alerts in real-time, based on past viewership and location. Key moments can include when a team has made a comeback and is within points of taking (or losing) the lead, or when a player reaches a milestone. Users can click into the game directly from the alert. These alerts are now live for NBA coverage, and we plan to roll this functionality out to other leagues.

Live game scores are available on the Fubo home page to instantly update users on the status of a game and make click-through to live seamless and can be easily turned on or off to avoid spoilers, further allowing users to personally customize their streaming experience within the Fubo app.

Guidance

North America

Our 2Q 2025 subscriber guidance projects 1,225,000 to 1,255,000 subscribers, representing a 14% year-over-year decline at the midpoint. Our 2Q 2025 revenue guidance projects $340 million to $350 million, representing 10% year-over-year decline at the midpoint. Note that this guidance includes the continued subscriber impact of our recent drop of TelevisaUnivision content, and the benefit of one-time sports events in 2Q24.

Rest of World

Our 2Q 2025 subscriber guidance projects 325,000 to 335,000 subscribers, representing a 17% year-over-year decline at the midpoint. Our 2Q 2025 revenue guidance projects $6.5 million to $7.5 million, representing a 15% year-over-year decline at the midpoint.

Conclusion

In the first quarter of 2025, we capitalized on our momentum from 2024, bringing us closer to our profitability goals. We remain focused on delivering an innovative streaming experience that also offers exceptional value and choice. We are excited about the opportunities ahead for Fubo, our customers, and our shareholders.

Sincerely,

David Gandler, co-founder and CEO	Edgar Bronfman Jr., executive chairman

1Q25 Earnings Live Conference Call

Fubo CEO, David Gandler, and CFO, John Janedis, will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes prior to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

Fubo intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 that will be filed with the SEC.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. Ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, the company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product aggregating more than 400 live sports, news and entertainment networks and is the only live TV streaming platform with every English-language Nielsen-rated sports channel (source: Nielsen Total Viewers, 2024). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming, and was the first virtual MVPD to launch 4K streaming, MultiView and personalized game alerts.

Learn more at https://fubo.tv

Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, including programming and content partnerships, our pending business combination with Hulu + Live TV (the “Transactions”), potential benefits of our strategic investments, expectations regarding innovation, growth, and advertising and consumer trends, planned product offerings and functionality enhancements, and our financial condition and our anticipated financial performance, including quarterly guidance and profitability targets. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Transactions; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent Fubo’s views as of the date of this letter. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this letter.

Additional Information and Where to Find It

This letter and the information contained herein shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any proxy, vote or approval, nor shall there be any issuance or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Transactions will be submitted to the shareholders of Fubo for their consideration and approval at a special meeting. In connection with the Transactions, Fubo intends to file a preliminary proxy statement with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the shareholders of Fubo. Before making any voting decision, Fubo shareholders are urged to read the proxy statement in its entirety, when it becomes available, and any other documents to be filed with the SEC in connection with the Transactions or incorporated by reference in the proxy statement (including any amendments or supplements to these documents), if any, because they will contain important information about the Transactions and the parties to the Transactions. This communication is not a substitute for the proxy statement or any other document that may be filed by Fubo with the SEC or sent to its shareholders in connection with the Transactions.

Fubo investors and shareholders may obtain a free copy of the proxy statement and documents filed by Fubo with the SEC at the SEC’s website at www.sec.gov. In addition, Fubo investors and shareholders may obtain a free copy of Fubo’s filings with the SEC from Fubo’s website at ir.fubo.tv or by directing a request by mail to Fubo, 1290 Avenue of the Americas, New York, NY 10104, or telephone to (212) 672-0055.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the Transactions. Information regarding Fubo’s directors and executive officers is contained in the definitive proxy statement on Schedule 14A for Fubo’s 2025 annual meeting of shareholders (the “2025 Proxy Statement”), filed with the SEC on April 29, 2025. Additional information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of Fubo in connection with the Transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement for Fubo’s special meeting of shareholders in connection with the Transactions when it is filed with the SEC, free copies of which may be obtained as described in the preceding paragraph. To the extent holdings of Fubo’s securities by Fubo’s directors and executive officers change from the amounts set forth in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Changes of Beneficial Ownership of Securities on Form 4 filed with the SEC. Fubo investors and shareholders may obtain free copies of these filings from the SEC’s website at www.sec.gov or from Fubo’s website at ir.fubo.tv.

(FuboTV Inc. Financial Statements begin on the following pages)

fuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2025	2024
	Unaudited	Unaudited
Revenues
Subscription	$391,432	$373,714
Advertising	22,881	27,469
Other	1,973	1,164
Total revenues	416,286	402,347
Operating expenses
Subscriber related expenses	334,560	360,170
Broadcasting and transmission	12,495	14,500
Sales and marketing	36,803	43,180
Technology and development	20,145	20,040
General and administrative	27,796	18,509
Depreciation and amortization	9,908	9,261
Total operating expenses	441,707	465,660
Operating loss	(25,421)	(63,313)

Other income (expense)
Interest expense	(4,746)	(5,256)
Interest income	3,428	2,527
Amortization of debt premium, net	361	253
Gain on settlement of litigation, net	219,695	-
Gain on extinguishment of debt	-	9,637
Other expense	(181)	(64)
Total other income (expense)	218,557	7,097

Income (loss) from continuing operations before income taxes	193,136	(56,216)
Income tax provision	(4,648)	(113)
Net income (loss) from continuing operations	188,488	(56,329)

Discontinued operations
Net loss from discontinued operations before income taxes	-	(255)
Net loss from discontinued operations	-	(255)

Net income (loss)	188,488	(56,584)

Less: Net loss attributable to non-controlling interest	5	574
Net income (loss) attributable to common shareholders	$188,493	$(56,010)

Other comprehensive income (loss)
Foreign currency translation adjustment	5,197	(3,015)
Comprehensive income (loss) attributable to common shareholders	$193,690	$(59,025)

Net income (loss) per share - basic:
Continuing operations	$0.55	$(0.19)
Discontinued operations	-	-
Total net income (loss) per share - basic	$0.55	$(0.19)

Net income (loss) per share - diluted:
Continuing operations	$0.55	$(0.19)
Discontinued operations	-	-
Total net income (loss) per share - diluted	$0.55	$(0.19)

Weighted average shares outstanding:
Basic	341,059,213	299,363,298
Diluted	341,564,506	299,363,298

Stock-based compensation was allocated as follows:
Subscriber related expenses	69	79
Sales and marketing	(3,201)	4,707
Technology and development	3,280	3,878
General and administrative	3,316	4,313
Total stock-based compensation	3,464	12,977

fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2025	2024
	Unaudited	Audited
ASSETS
Cash and cash equivalents	$321,617	$161,435
Accounts receivable, net	57,541	71,078
Prepaid sports rights	13,919	24,821
Prepaid and other current assets	21,060	16,699
Total current assets	414,137	274,033

Property and equipment, net	6,092	6,080
Restricted cash	6,140	6,137
Intangible assets, net	127,642	133,703
Goodwill	620,355	615,399
Right-of-use assets	30,886	31,837
Other non-current assets	10,293	10,239
Total assets	$1,215,545	$1,077,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$50,969	$67,844
Accrued expenses and other current liabilities	292,285	335,967
Notes payable	7,210	7,024
Deferred revenue	88,635	98,421
Convertible notes, net - current portion	143,881	-
Long-term borrowings - current portion	867	1,042
Current portion of lease liabilities	4,606	5,024
Total current liabilities	588,453	515,322

Convertible notes, net	188,141	332,383
Lease liabilities	32,062	32,951
Other long-term liabilities	17,854	15,990
Total liabilities	826,510	896,646

Shareholders’ equity:
Common stock par value $0.0001: 1,000,000,000 and 1,000,000,000 shares authorized at March 31, 2025 and December 31, 2024, respectively ; 341,539,797 and 339,144,854 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	34	34
Additional paid-in capital	2,229,333	2,219,002
Accumulated deficit	(1,829,303)	(2,017,796)
Non-controlling interest	(11,356)	(15,588)
Accumulated other comprehensive income (loss)	327	(4,870)
Total shareholders’ equity	$389,035	$180,782
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,215,545	$1,077,428

fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended
	March 31,
	2025	2024
	Unaudited	Unaudited
Cash flows from operating activities
Net income (loss)	$188,488	$(56,584)
Less: Net loss from discontinued operations, net of tax	-	(255)
Net income (loss) from continuing operations	188,488	(56,329)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,908	9,261
Stock-based compensation	3,464	12,977
Gain on extinguishment of debt	-	(9,637)
Amortization of debt premium, net	(361)	(253)
Deferred income tax provision	4,648	113
Amortization of right-of-use assets	951	994
Other adjustments	186	168
Changes in operating assets and liabilities of business
Accounts receivable, net	13,653	6,615
Prepaid expenses and other assets	(4,055)	419
Prepaid sports rights	10,902	(4,399)
Accounts payable	(17,073)	(22,102)
Accrued expenses and other liabilities	(38,040)	(3,227)
Deferred revenue	(9,890)	(381)
Lease liabilities	(1,379)	(1,265)
Net cash provided by (used in) operating activities - continuing operations	161,402	(67,046)
Net cash used in operating activities - discontinued operations	-	(233)
Net cash provided by (used in) operating activities	161,402	(67,279)

Cash flows from investing activities
Purchases of property and equipment	(348)	(108)
Capitalization of internal use software	(3,353)	(3,609)
Purchase of intangible assets	-	(540)
Net cash used in investing activities	(3,701)	(4,257)

Cash flows from financing activities
Proceeds from the issuance of common stock, net of offering costs	-	(15)
Repurchase of convertible notes	-	(4,589)
Vested restricted stock units settled for cash	-	(181)
Proceeds from exercise of stock options	2,700	2
Repayments of notes payable and long-term borrowings	(216)	(107)
Net cash provided by (used in) financing activities	2,484	(4,890)

Net increase (decrease) in cash, cash equivalents and restricted cash	160,185	(76,426)
Cash, cash equivalents and restricted cash at beginning of period	167,572	251,420
Cash, cash equivalents and restricted cash at end of period	$327,757	$174,994

Supplemental disclosure of cash flows information:
Interest paid	9,020	4,745
Income taxes paid	12	27

Non-cash financing and investing activities:
Accounts payable - financing costs	-	93

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net income (Loss) from Continuing Operations, adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net income (Loss) Attributable to Common Shareholders, adjusting for discontinued operations, stock-based compensation, amortization of debt premium, net, amortization of intangibles, gain on extinguishment of debt, gain on settlement of litigation, net, and certain litigation and transaction expenses (as described further above, see “Adjusted EBITDA”).

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as Net cash provided by (used in) operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), capitalization of internal use software, purchases of intangible assets and gain on settlement of litigation, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures. The tables also include reconciliations of GAAP Subscription revenue and GAAP Advertising revenue to North America ARPU and ROW ARPU, respectively, each of which is a key performance metric.

fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Subscription Revenue (GAAP)	$391,432	$406,876	$356,575	$362,936	$373,714
Advertising Revenue (GAAP)	22,881	34,392	27,054	26,285	27,469
Subtract:
ROW Subscription Revenue	(7,996)	(8,971)	(8,696)	(8,049)	(8,143)
ROW Advertising Revenue	(354)	(475)	(201)	(257)	(244)
Total	405,963	431,822	374,732	380,915	392,796
Divide:
Average Subscribers (North America)	1,585,130	1,637,487	1,458,513	1,481,751	1,548,782
Months in Period	3	3	3	3	3
North America Monthly Average Revenue per User (NA ARPU)	$85.37	$87.90	$85.64	$85.69	$84.54

fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to ROW ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Subscription Revenue (GAAP)	$391,432	$406,876	$356,575	$362,936	$373,714
Advertising Revenue (GAAP)	22,881	34,392	27,054	26,285	27,469
Subtract:
North America Subscription Revenue	(383,436)	(397,906)	(347,879)	(354,887)	(365,571)
North America Advertising Revenue	(22,527)	(33,916)	(26,853)	(26,028)	(27,225)
Total	8,350	9,446	8,897	8,306	8,387
Divide:
Average Subscribers (ROW)	358,463	370,603	395,254	394,471	399,528
Months in Period	3	3	3	3	3
ROW Monthly Average Revenue per User (ROW ARPU)	$7.76	$8.50	$7.50	$7.02	$7.00

fuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$188,488	$(40,932)	$(54,684)	$(25,833)	$(56,329)
Depreciation and amortization	9,908	9,952	9,816	9,519	9,261
Impairment of other assets	-	3,813	-	-	-
Stock-based compensation	3,464	9,901	9,324	10,308	12,977
Certain litigation expenses(1)	7,050	3,397	11,930	4,856	2,257
Certain transaction expenses(2)	3,579	2,639	-	-	-
Other (income) expense	(218,557)	2,279	(4,143)	(9,941)	(7,097)
Income tax provision	4,648	252	195	99	113
Adjusted EBITDA	(1,420)	(8,699)	(27,562)	(10,992)	(38,818)

Adjusted EBITDA	(1,420)	(8,699)	(27,562)	(10,992)	(38,818)
Divide:
Revenue	416,286	443,277	386,207	390,965	402,347
Adjusted EBITDA Margin	-0.3%	-2.0%	-7.1%	-2.8%	-9.6%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Note that in calculating Adjusted EBITDA, prior to the second quarter of 2024 Fubo did not include adjustments for Certain litigation expenses. For comparative purposes, prior quarter figures have been recast to reflect this adjustment.
(2)	Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

fuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	March 31, 2025	March 31, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$67,039	$(266,065)
Depreciation and amortization	39,195	36,915
Impairment of other assets	3,813	-
Stock-based compensation	32,997	50,504
Certain litigation expenses(1)	27,233	2,888
Certain transaction expenses(2)	6,218	-
Other (income) expense	(230,362)	(4,488)
Income tax provision (benefit)	5,194	(652)
Adjusted EBITDA (TTM)	(48,673)	(180,898)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Note that in calculating Adjusted EBITDA, prior to the second quarter of 2024 Fubo did not include adjustments for Certain litigation expenses. For comparative purposes, prior quarter figures have been recast to reflect this adjustment.
(2)	Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

fuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net cash provided by (used in) operating activities - continuing operations	$161,402	$20,850	$2,444	$(31,874)	$(67,046)
Subtract:
Purchases of property and equipment	(348)	(828)	(1,583)	(208)	(108)
Capitalization of internal use software	(3,353)	(2,655)	(1,984)	(3,221)	(3,609)
Purchase of intangible assets	-	(1,100)	-	-	(540)
Gain on settlement of litigation, net	(219,695)	-	-	-	-
Free Cash Flow	(61,994)	16,267	(1,123)	(35,303)	(71,303)

fuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	March 31, 2025	March 31, 2024

Net cash provided by (used in) operating activities - continuing operations	$152,821	$(163,052)
Subtract:
Purchases of property and equipment	(2,967)	(1,077)
Capitalization of internal use software	(11,212)	(17,075)
Purchase of intangible assets	(1,100)	(4,132)
Gain on settlement of litigation, net	(219,695)	-
Free Cash Flow (TTM)	(82,153)	(185,336)

fuboTV Inc.

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2025	March 31, 2024

Net income (loss) attributable to common shareholders	$188,493	$(56,010)
Subtract:
Net loss from discontinued operations, net of tax	-	(255)
Net income (loss) from continuing operations attributable to common shareholders	188,493	(55,755)

Net income (loss) from continuing operations attributable to common shareholders	188,493	(55,755)
Stock-based compensation	3,464	12,977
Amortization of debt premium, net	(361)	(253)
Amortization of intangibles	9,556	8,893
Gain on extinguishment of debt	-	(9,637)
Gain on settlement of litigation, net	(219,695)	-
Certain litigation expenses(1)	7,050	2,257
Certain transaction expenses(2)	3,579	-
Adjusted net loss from continuing operations	(7,914)	(41,518)

Weighted average shares outstanding:
Basic	341,059,213	299,363,298
Diluted	341,564,506	299,363,298

Adjusted EPS from continuing operations - basic	$(0.02)	$(0.14)
Adjusted EPS from continuing operations - diluted	$(0.02)	$(0.14)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Note that in calculating Adjusted EPS, prior to the second quarter of 2024 Fubo did not include adjustments for Certain litigation expenses. For comparative purposes, prior quarter figures have been recast to reflect this adjustment.
(2)	Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

# # #

Contacts

Investor Contacts:

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv